Exhibit 99.1
KIMBALL ELECTRONICS, INC. REPORTS THIRD QUARTER FISCAL YEAR 2017 RESULTS

•	Quarterly net sales record of $233 million

•	Diluted EPS of $0.30

•	Returned $3.0 million to Share Owners in stock repurchases
JASPER, IN (May 1, 2017) - Kimball Electronics, Inc. (Nasdaq: KE), a leading global electronic manufacturing services provider of high-quality, durable electronic products, today announced financial results for its third quarter ended March 31, 2017.

	Three Months Ended
	March 31,
(Amounts in Thousands, except EPS)	2017	2016
Net Sales	$232,930	$214,111
Operating Income	$9,539	$7,078
Operating Income %	4.1%	3.3%
Net Income	$8,117	$7,477
Diluted EPS	$0.30	$0.26

	Nine Months Ended
	March 31,
(Amounts in Thousands, except EPS)	2017	2016
Net Sales	$689,646	$621,658
Operating Income	$34,602	$20,932
Adjusted Operating Income (non-GAAP)*	$30,597	$21,069
Operating Income %	5.0%	3.4%
Adjusted Operating Income (non-GAAP) %	4.4%	3.4%
Net Income	$26,051	$16,516
Adjusted Net Income (non-GAAP)*	$22,627	$16,601
Diluted EPS	$0.94	$0.57
Adjusted Diluted EPS (non-GAAP)*	$0.82	$0.57
* A reconciliation of GAAP and non-GAAP financial measures is included below.

Donald D. Charron, Chairman and Chief Executive Officer, stated, “Continued strength in the automotive market in North America and Europe more than offset a decline in China.  Double-digit increases in our industrial and public safety end market verticals helped us set a new quarterly sales record for the fifth consecutive quarter.  Our new program launch and ramp-up activity remain high as we continue to work diligently to achieve our goal of $1 billion in annual sales in fiscal year 2018.”

Mr. Charron continued, “We continue to face margin pressure and while we still have work to do to achieve our goal of 12.5% ROIC, we are encouraged by our progress in that both our third quarter and year-to-date gross margins and operating margins have improved over the prior year. Margin expansion and capital efficiency will continue to be priorities of focus for us as we work through another year of significant new program launches, the continued ramp-up of our new Romania operation, and the integration of our Medivative and Aircom acquisitions.”

Third Quarter Fiscal Year 2017 Overview:

•	Consolidated net sales increased 9% compared to the third quarter of fiscal year 2016, the fifth consecutive quarterly sales record.

•
Net income increased to $8.1 million from $7.5 million in the same quarter last year. Included in net income in the prior year quarter was a $1.8 million discrete foreign income tax benefit resulting from a favorable tax ruling related to the capitalization of the Company’s Romania subsidiary.

•
The ramp-up of the Company’s Romania facility negatively impacted net income by $0.9 million during the quarter compared with a $0.4 million net impact from incremental start-up costs in the prior year quarter.

•	Return on invested capital (“ROIC”) was 10.7%, which has improved from 8.7% in the prior year (see reconciliation of non-GAAP financial measures for ROIC calculation).

•	Cash flow from operating activities was $8.7 million for the quarter.

•
Cash conversion days (“CCD”) for the quarter ended March 31, 2017 were 61 days, which compares to 57 days in the same quarter last year. CCD is calculated as the sum of days sales outstanding plus production days supply on hand less accounts payable days.

•	Investments in capital expenditures were $6.3 million during the quarter.

•	$3.0 million was returned to Share Owners during the quarter in the form of common stock repurchases.

•	Cash and cash equivalents were $40.1 million and borrowings outstanding on credit facilities were $6.5 million at March 31, 2017.

Net Sales by Vertical Market:

	Three Months Ended
	March 31,
(Amounts in Millions)	2017	2016	Percent Change
Automotive	$94.3	$85.6	10%
Medical	59.8	65.6	(9)%
Industrial	53.8	45.7	18%
Public Safety	20.6	14.0	47%
Other	4.4	3.2	34%
Total Net Sales	$232.9	$214.1	9%
Forward-Looking Statements
Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, successful integration of acquisitions and new operations, global economic conditions, geopolitical environment, significant volume reductions from key contract customers, loss of key customers or suppliers, financial stability of key customers and suppliers, availability or cost of raw materials, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in its Annual Report on Form 10-K for the year ended June 30, 2016.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP) in the United States in the statement of income, statement of comprehensive income, balance sheet, statement of cash flows, or statement of equity of the company. The non-GAAP financial measures contained herein for the nine months ended March 31, 2017 and 2016 include adjusted operating income, adjusted net income, adjusted diluted EPS, and ROIC. These measures were adjusted for spin-off expenses, proceeds from a lawsuit settlement, and a bargain purchase gain. Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the financial highlights table below. Management believes it is useful for investors to understand how its core operations performed without the effects of the spin-off expenses, proceeds from the lawsuit settlement, and the bargain purchase gain. Excluding these amounts allows investors to meaningfully trend, analyze, and benchmark the performance of the Company’s core operations. Many of the Company’s internal performance measures that management uses to make certain operating decisions exclude these charges to enable meaningful trending of core operating metrics.

Conference Call / Webcast

Date:	May 2, 2017
Time:	10:00 AM Eastern Time
Dial-In #:	800-992-4934 (International Calls - 937-502-2251)
Conference ID:	5579578
The live webcast of the conference call can be accessed at investors.kimballelectronics.com. For those unable to participate in the live webcast, the call will be archived at investors.kimballelectronics.com.

About Kimball Electronics, Inc.
Recognized with a reputation for excellence, Kimball Electronics is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed, and ethical behavior. Kimball Electronics employees know they are part of a company culture that builds lasting relationships and global success for customers while enabling employees to share in the Company’s success through personal, professional, and financial growth.
Kimball Electronics trades under the symbol “KE” on The NASDAQ Stock Market. Kimball Electronics is a global contract electronic manufacturing services (“EMS”) company that specializes in durable electronics for the medical, automotive, industrial, and public safety end markets. Kimball Electronics is well recognized by customers and industry trade publications for its excellent quality, reliability, and innovative service. From its manufacturing operations in the United States, China, Mexico, Poland, Romania, and Thailand, Kimball Electronics provides engineering, manufacturing, and supply chain services which utilize common production and support capabilities to a variety of industries globally. Kimball Electronics is headquartered in Jasper, Indiana.
To learn more about Kimball Electronics, visit: www.kimballelectronics.com.

Lasting relationships. Global success.

Financial highlights for the third quarter ended March 31, 2017 are as follows:

Condensed Consolidated Statements of Income
(Unaudited)	Three Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2017		March 31, 2016
Net Sales	$232,930	100.0%	$214,111	100.0%
Cost of Sales	214,212	92.0%	197,926	92.4%
Gross Profit	18,718	8.0%	16,185	7.6%
Selling and Administrative Expenses	9,179	3.9%	9,107	4.3%
Operating Income	9,539	4.1%	7,078	3.3%
Other Income (Expense), net	332	0.1%	233	0.1%
Income Before Taxes on Income	9,871	4.2%	7,311	3.4%
Provision (Benefit) for Income Taxes	1,754	0.7%	(166)	(0.1)%
Net Income	$8,117	3.5%	$7,477	3.5%

Earnings Per Share of Common Stock:
Basic	$0.30		$0.26
Diluted	$0.30		$0.26

Average Number of Shares Outstanding:
Basic	27,266		28,771
Diluted	27,416		28,860

(Unaudited)	Nine Months Ended
(Amounts in Thousands, except Per Share Data)	March 31, 2017		March 31, 2016
Net Sales	$689,646	100.0%	$621,658	100.0%
Cost of Sales	632,053	91.6%	574,078	92.3%
Gross Profit	57,593	8.4%	47,580	7.7%
Selling and Administrative Expenses	26,996	4.0%	26,648	4.3%
Other General Income	(4,005)	(0.6)%	—	—%
Operating Income	34,602	5.0%	20,932	3.4%
Other Income (Expense), net	81	0.0%	(1,021)	(0.2)%
Income Before Taxes on Income	34,683	5.0%	19,911	3.2%
Provision for Income Taxes	8,632	1.2%	3,395	0.5%
Net Income	$26,051	3.8%	$16,516	2.7%

Earnings Per Share of Common Stock:
Basic	$0.94		$0.57
Diluted	$0.94		$0.57

Average Number of Shares Outstanding:
Basic	27,565		29,097
Diluted	27,655		29,211

Condensed Consolidated Statements of Cash Flows	Nine Months Ended
(Unaudited)	March 31,
(Amounts in Thousands)	2017	2016
Net Cash Flow provided by Operating Activities	$34,742	$28,029
Net Cash Flow used for Investing Activities	(27,921)	(27,806)
Net Cash Flow used for Financing Activities	(20,529)	(5,676)
Effect of Exchange Rate Change on Cash and Cash Equivalents	(974)	99
Net Decrease in Cash and Cash Equivalents	(14,682)	(5,354)
Cash and Cash Equivalents at Beginning of Period	54,738	65,180
Cash and Cash Equivalents at End of Period	$40,056	$59,826

	(Unaudited)
Condensed Consolidated Balance Sheets	March 31, 2017	June 30, 2016
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$40,056	$54,738
Receivables, net	161,703	149,652
Inventories	143,929	132,877
Prepaid expenses and other current assets	26,830	24,944
Property and Equipment, net	132,131	120,701
Goodwill	6,191	6,191
Other Intangible Assets, net	4,822	4,593
Other Assets	17,473	16,869
Total Assets	$533,135	$510,565

LIABILITIES AND SHARE OWNERS’ EQUITY
Borrowings under credit facilities	$6,500	$9,000
Accounts payable	152,385	142,152
Accrued expenses	27,128	23,651
Other	12,744	11,393
Share Owners’ Equity	334,378	324,369
Total Liabilities and Share Owners’ Equity	$533,135	$510,565

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except Per Share Data)

Operating Income excluding Spin-off Expenses and Lawsuit Proceeds
	Nine Months Ended
	March 31,
	2017	2016
Operating Income, as reported	$34,602	$20,932
Add: Pre-tax Spin-off Expenses	—	137
Less: Pre-tax Settlement Proceeds from Lawsuit	4,005	—
Adjusted Operating Income	$30,597	$21,069

Net Income excluding Spin-off Expenses, Lawsuit Proceeds, and Bargain Purchase Gain
	Nine Months Ended
	March 31,
	2017	2016
Net Income, as reported	$26,051	$16,516
Add: After-tax Spin-off Expenses	—	85
Less: After-tax Settlement Proceeds from Lawsuit	2,499	—
Less: Bargain Purchase Gain	925	—
Adjusted Net Income	$22,627	$16,601

Diluted Earnings per Share excluding Spin-off Expenses, Lawsuit Proceeds, and Bargain Purchase Gain
	Nine Months Ended
	March 31,
	2017	2016
Diluted Earnings per Share, as reported	$0.94	$0.57
Add: Impact of Spin-off Expenses	—	0.00
Less: Impact of Settlement Proceeds from Lawsuits	0.09	—
Less: Bargain Purchase Gain	0.03	—
Adjusted Diluted Earnings per Share	$0.82	$0.57

Return on Invested Capital (ROIC)
	Nine Months Ended
	March 31,
	2017	2016
Adjusted Operating Income	$30,597	$21,069

Annualized Adjusted Operating Income	$40,796	$28,092
Tax Rate	24.3%	19.5%
Tax Effect	$9,913	$5,478
After Tax Annualized Adjusted Operating Income	$30,883	$22,614

Average Invested Capital *	$289,966	$259,557

ROIC	10.7%	8.7%

* Average Invested Capital is computed using the average quarterly Share Owners’ equity plus current and non-current debt less cash and cash equivalents.